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                       [KPMG LLP LETTERHEAD]

                                                                      EXHIBIT(n)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Trustees and Shareholders
 Van Kampen Senior Floating Rate Fund

We consent to the use of our report included in the Statement of Additional Information which is incorporated by reference into the Prospectus and to the reference to our Firm under the headings "Financial Highlights" and "Experts" in the Prospectus included within the Registration Statement (Form N-2) of the Van Kampen Senior Floating Rate Fund, both documents as previously filed with the Securities and Exchange Commission and forming a part of this Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-72745) and in this Amendment No. 6 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-08589).

                                                                        KPMG LLP

Chicago, Illinois
July 15, 1999